UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 11, 2018 (December 5, 2018)

CurAegis Technologies, Inc.

(Exact name of registrant as specified in its charter)

New York	000-24455	16-1509512
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1999 Mt. Read Blvd, Bldg. 3, Rochester, New York		14615
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	585-254-1100

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [ ]

Item 5.02(d)     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2018, Lance F. Drummond was appointed as a member of the board of directors of CurAegis Technologies, Inc. (the “Company”), effective December 10, 2018. On December 5, 2018, effective December 10, 2018, the Company’s board of directors appointed Mr. Drummond as a member of the Audit Committee, having previously determined that he satisfies the applicable requirements for service on the Audit Committee. The Company’s board of directors also approved the grant of initial stock options to Mr. Drummond to purchase 250,000 shares of the Company’s common stock, 150,000 of which vest upon grant, and 100,000 of which vest in four equal installments on the grant date and each of the first three anniversaries of the grant date.

A copy of the press release issued by the Company in connection with the appointment of Mr. Drummond as a member of the board of directors is attached hereto as Exhibit 99.1.

Item 9.01 Exhibits

Item 99.1          CurAegis Technologies, Inc. press release dated December 11, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CurAegis Technologies, Inc.

December 11, 2018	By:	/s/ Kathleen A. Browne
Kathleen A. Browne
Chief Financial Officer